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                                                                   EXHIBIT 3.1



                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             AM COMMUNICATIONS, INC.



TO: THE SECRETARY OF STATE
    STATE OF DELAWARE


         Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, this Certificate of Amendment is being filed in order to amend the Certificate of Incorporation of AM COMMUNICATIONS, INC., a Delaware corporation (the "Corporation"), as set forth below:

     1.   The name of the corporation is AM COMMUNICATIONS, INC.

     2. Article Four of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

          "4. The aggregate number of shares which the corporation shall have the authority to issue is: 1,000,000 shares of Preferred Stock, par value $.10 per share, which the Board of Directors may issue from time to time in one or more series with full, limited, multiple, fractional or no voting rights and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights as shall be fixed from time to time by resolution of the Board of Directors.

          One-hundred million (100,000,000) shares of Common Stock par value $.10 per share."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242(b) of the General Corporation Law of the State of Delaware.

     4.   The amendment shall be effective upon the filing hereof.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 16th day of June, 2000.



                                              AM COMMUNICATIONS, INC.






Attested:  /s/ Patricia Eynon                By:  /s/ Keith D. Schneck
           -----------------------                ----------------------------
                                                  KEITH D. SCHNECK
                                                  Chief Financial Officer



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                               State of Delaware
                        Office of the Secretary of State


                 ---------------------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AM COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2000, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                               [GRAPHIC OMITTED]



                                            /s/    Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State
                  [GRAPHIC OMITTED]

0800039   B100                                        AUTHENTICATION:    0530392

001331068                                               DATE:   06-29-00